Exhibit 99.1
Callon Petroleum Company Reports Third Quarter 2023 Results

Reduced long-term debt to $1.9 billion
Reiterated full-year 2023 capital expenditure outlook of $960 – $980 million
Recent efficiency gains are expected to reduce 2024 drilling, completion, and facilities costs by more than 15% per well

HOUSTON, November 1, 2023 /PRNewswire/ - Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today reported third quarter 2023 financial and operating results. A conference call is planned for 8 a.m. CT, Thursday, November 2; participation details can be found in this release. Slides accompanying today’s release are available at www.callon.com/investors.
Third Quarter Highlights:
•Generated $266.8 million of net cash provided by operating activities
•Adjusted free cash flow of $48.3 million, marking 14 consecutive quarters of adjusted free cash flow generation
•Total production was in line with expectations and averaged 101.7 MBoe/d (79% liquids), while oil production averaged 58.0 MBbls/d
•Capital expenditures of $251 million were at the low end of guidance
•Repurchased $15 million in common stock during the quarter
•Closed Eagle Ford sale and Percussion acquisition, recently commencing production from a five-well project on the Percussion acreage
•Completed land transactions to increase working interest and allow for capital efficient longer laterals

“The third quarter marked an important milestone for Callon as we completed a reorganization of our operations group into a business unit design to improve focus on capital efficiency and capital allocation,” said Joe Gatto, President and Chief Executive Officer. “We have delivered tangible benefits from this move in a short period of time, especially in terms of structural drilling efficiency gains from well design changes. We now expect to complete approximately 50,000 more lateral feet and commence drilling an incremental five wells relative to our mid-year forecast. This additional activity will benefit 2024 production, all while staying within our existing budget. These gains position us well heading into 2024 and set the stage for incremental structural efficiency gains as the year progresses. We expect these improvements will reduce our 2024 average total well costs, including facilities, by over 15%. Our focus into next year remains unchanged -- generate free cash flow, reduce debt, lower costs and return cash to our owners under our share repurchase program.”
Financial Results
Callon reported third quarter 2023 net income of $119.5 million, or $1.75 per share, (all share amounts are stated on a diluted basis), and adjusted EBITDAX of $342.2 million. Adjusted income was $123.9 million, or $1.82 per share. The Company generated $266.8 million of net cash provided by operating activities in the third quarter. Total operational capital expenditures for the quarter were $251 million.
Operational Results
Third quarter total production was in line with guidance and averaged 101.7 MBoe/d (57% oil and 79% liquids). Oil production for the period was lower than expectations and averaged 58.0 MBbls/d. Oil volumes during the period were negatively impacted by weather-related power and midstream disruptions in August and September and a lower-than-expected oil mix from recent completions in the Delaware West area. Approximately half of the third quarter 2023 turned-in-lines (15 of 33) were in the Delaware West.
Average realized commodity prices during the third quarter were $82.18 per Bbl for oil (100% of NYMEX WTI), $22.40 per Bbl for natural gas liquids, and $2.14 per MMBtu for natural gas (80% of NYMEX HH). The total average realized price for the period was $54.50 per Boe on an unhedged basis.
2023 Outlook
Callon today revised its outlook for fourth quarter and full-year 2023 production and reiterated guidance for full-year 2023 capital expenditures.
For the fourth quarter, the Company expects that its total and oil production will average 100 – 103 MBoe/d (~79% liquids) and 56 – 59 MBbls/d (previous guidance was 104 – 108 MBoe/d and 63 – 65 MBbls/d, respectively). Full year 2023 total and oil production is now expected to average 102 – 104 MBoe/d and 59 – 61 MBbls/d (previous guidance was 103 – 106 MBoe/d and 62 – 64 MBbls/d, respectively).

Adjustments to the production outlook reflect the increased natural gas and NGL content from Delaware West and the ongoing optimization of Callon’s artificial lift programs. In the third quarter, the Company accelerated a change in its Delaware Basin artificial lift program, previously planned to start in 2024, that will incorporate an increased proportion of gas lift to reduce production downtime, lower workover expense, and enhance longer-term resource recovery.
Guidance for capital expenditures for full-year 2023 is unchanged at $960 – $980 million, despite an increase in previously forecast drilled lateral feet and completion activity into year-end. The Company is currently running five drilling rigs, four in the Delaware Basin and one in the Midland Basin, as well as one completion crew.
Shareholder Returns
During the third quarter, Callon repurchased 386,719 shares of common stock at a weighted average purchase price of $38.72 per common share for a total cost of approximately $15 million. As of September 30, 2023, the remaining authorized repurchase amount under the Share Repurchase Program was $285 million. Callon intends to use 40% of the fourth quarter adjusted free cash flow to repurchase shares.
Capital Structure
Callon remains focused on using a majority of its adjusted free cash flow to reduce total debt. As of September 30, 2023, Callon has approximately $1.1 billion of liquidity and $1.9 billion of long-term debt, including a drawn balance on the revolving credit facility of $396 million.
Earnings Call Information
The Company plans to host a conference call on Thursday, November 2, 2023, to discuss its third quarter 2023 financial and operating results and outlook.
Please join Callon Petroleum Company via the Internet for a webcast of the conference call:

Time/Date:	8 a.m. CT / 9 a.m. ET, Thursday, November 2, 2023
Webcast:	Select “News & Events” under the “Investors” section of the Company’s website: www.callon.com.
An archive of the conference call webcast will be available at www.callon.com under the “Investors” section of the website.
About Callon Petroleum
Callon Petroleum Company is an independent oil and natural gas company focused on the acquisition, exploration and sustainable development of high-quality assets in the Permian Basin in West Texas.
Contact
Matthew Hesterberg
Callon Petroleum Company
ir@callon.com
(281) 589-5200
Cautionary Statement Regarding Forward Looking Information
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding the Company’s expectations and plans with respect to its share repurchase program; wells anticipated to be drilled and placed on production; future levels of development activity and associated production, capital expenditures and cash flow expectations and expected uses thereof; the Company’s production and expenditure guidance; estimated reserve quantities and the present value thereof; future debt levels and leverage; the Company’s initiatives to control costs and improve capital and structural drilling efficiency; and the implementation of the Company’s business plans and strategy, as well as statements including the words “believe,” “expect,” “plans,” “may,” “will,” “should,” “could,” and words of similar meaning. These statements reflect the Company’s current views with respect to future events and financial performance based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil and natural gas prices; changes in the supply of and demand for oil and natural gas, including as a result of actions by, or disputes among members of OPEC and other oil and natural gas producing countries with respect to production levels or other matters related to the price of oil; general economic conditions, including the availability of credit, inflation or rising interest rates; our ability to drill and complete wells; operational, regulatory and environment risks; the cost and availability of equipment and labor; our ability to finance our development activities at expected costs or at expected times or at all; rising interest rates and inflation; our inability to realize the benefits of recent transactions; currently unknown risks and liabilities relating to the newly acquired assets and operations; adverse actions by third parties involved with the transactions; risks that are not yet known or material to us; and other risks more fully discussed in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, available on our website or the SEC’s website at www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Non-GAAP Financial Measures
This news release refers to non-GAAP financial measures such as “adjusted free cash flow,” “adjusted EBITDAX,” “adjusted income,” and “adjusted income per diluted share.” These measures, detailed below, are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our filings with the SEC and posted on our website.
•Adjusted free cash flow is a supplemental non-GAAP measure that is defined by the Company as net cash provided by operating activities before net change in working capital, changes in accrued hedge settlements, merger, integration and transaction expense, and other income and expense, less capital expenditures before increase (decrease) in accrued capital expenditures. We believe adjusted free cash flow provides useful information to investors because it is a comparable metric against other companies in the industry and is a widely accepted financial indicator of an oil and natural gas company’s ability to generate cash for the use of internally funding their capital development program and to service or incur debt. Adjusted free cash flow is not a measure of a company’s financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities, or as a measure of liquidity.
•Callon calculates adjusted EBITDAX as net income (loss) before interest expense, income tax expense (benefit), depreciation, depletion and amortization, (gains) losses on derivative instruments excluding net settled derivative instruments, (gain) loss on sale of oil and gas properties, impairment of oil and gas properties, non-cash share-based compensation expense, exploration expense, merger, integration and transaction expense, (gain) loss on extinguishment of debt, and certain other expenses. Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flow provided by operating activities or other income or cash flow data prepared in accordance with GAAP. However, the Company believes that adjusted EBITDAX provides useful information to investors because it provides additional information with respect to our performance or ability to meet our future debt service, capital expenditures and working capital requirements. Because adjusted EBITDAX excludes some, but not all, items that affect net income (loss) and may vary among companies, the adjusted EBITDAX presented above may not be comparable to similarly titled measures of other companies.
•Adjusted income and adjusted income per diluted share are supplemental non-GAAP measures that Callon believes are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. These measures exclude the net of tax effects of these items and non-cash valuation adjustments, which are detailed in the reconciliation provided. Adjusted income and adjusted income per diluted share are not measures of financial performance under GAAP. Accordingly, neither should be considered as a substitute for net income (loss), operating income (loss), or other income data prepared in accordance with GAAP. However, the Company believes that adjusted income and adjusted income per diluted share provide additional information with respect to our performance. Because adjusted income and adjusted income per diluted share exclude some, but not all, items that affect net income (loss) and may vary among companies, the adjusted income and adjusted income per diluted share presented above may not be comparable to similarly titled measures of other companies.
•Adjusted diluted weighted average common shares outstanding is a non-GAAP financial measure which includes the effect of potentially dilutive instruments that, under certain circumstances described below, are excluded from diluted weighted average common shares outstanding, the most directly comparable GAAP financial measure. When a net loss exists, all potentially dilutive instruments are anti-dilutive to the net loss per common share and therefore excluded from the computation of diluted weighted average common shares outstanding. The effect of potentially dilutive instruments are included in the computation of adjusted diluted weighted average common shares outstanding for purposes of computing adjusted income per diluted share.

Adjusted Income and Adjusted EBITDAX. The following tables reconcile the Company’s adjusted income and adjusted EBITDAX to net income (loss):

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
	(In thousands except per share data)
Net income (loss)	$119,484	($107,896)	$502,039
(Gain) loss on derivative contracts	55,804	(5,941)	(134,850)
Gain (loss) on commodity derivative settlements, net	(9,196)	13,663	(105,006)
Non-cash expense related to share-based awards	3,955	3,688	1,741
Impairment of oil and gas properties	—	406,898	—
Gain on sale of oil and gas properties	(20,570)	—	—
Merger, integration and transaction	4,925	1,543	—
Other expense	3,220	54	2,861
Gain on extinguishment of debt	(1,238)	—	—
Tax effect on adjustments above (a)	(7,749)	(88,180)	49,403
Change in valuation allowance	(24,690)	(100,749)	(102,755)
Adjusted income	$123,945	$123,080	$213,433

Net income (loss) per diluted share	$1.75	($1.74)	$8.11
Adjusted income per diluted share	$1.82	$1.99	$3.45

Basic weighted average common shares outstanding	67,931	61,856	61,703
Diluted weighted average common shares outstanding (GAAP)	68,083	61,856	61,870
Effect of potentially dilutive instruments	—	55	—
Adjusted diluted weighted average common shares outstanding	68,083	61,911	61,870
(a)Calculated using the federal statutory rate of 21%.

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
	(In thousands)
Net income (loss)	$119,484	($107,896)	$502,039
(Gain) loss on derivative contracts	55,804	(5,941)	(134,850)
Gain (loss) on commodity derivative settlements, net	(9,196)	13,663	(105,006)
Non-cash expense related to share-based awards	3,955	3,688	1,741
Impairment of oil and gas properties	—	406,898	—
Gain on sale of oil and gas properties	(20,570)	—	—
Merger, integration and transaction	4,925	1,543	—
Other expense	3,220	54	2,861
Income tax (benefit) expense	509	(156,212)	3,383
Interest expense	43,149	47,239	46,929
Depreciation, depletion and amortization	138,598	127,348	129,895
Exploration	3,588	1,882	2,942
Gain on extinguishment of debt	(1,238)	—	—
Adjusted EBITDAX	$342,228	$332,266	$449,934

Adjusted Free Cash Flow. The following table reconciles the Company’s adjusted free cash flow to net cash provided by operating activities:

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
	(In thousands)
Net cash provided by operating activities	$266,828	$279,522	$437,780
Changes in working capital and other	26,344	11,188	(69,388)
Changes in accrued hedge settlements	(10,224)	638	40,590
Merger, integration and transaction	4,925	1,543	—
Cash flow from operations before net change in working capital	287,873	292,891	408,982

Capital expenditures	252,407	293,697	303,268
Increase (decrease) in accrued capital expenditures	(12,872)	(13,083)	(42,247)
Capital expenditures before accruals	239,535	280,614	261,021

Adjusted free cash flow	$48,338	$12,277	$147,961

Callon Petroleum Company
Consolidated Balance Sheets
(In thousands, except par and share amounts)

	September 30, 2023	December 31, 2022*
ASSETS
Current assets:
Cash and cash equivalents	$3,456	$3,395
Accounts receivable, net	262,394	237,128
Fair value of derivatives	1,196	21,332
Other current assets	29,665	35,783
Total current assets	296,711	297,638
Oil and natural gas properties, successful efforts accounting method:
Proved properties, net	4,815,776	4,851,529
Unproved properties	1,287,019	1,225,768
Total oil and natural gas properties, net	6,102,795	6,077,297
Other property and equipment, net	26,398	26,152
Deferred income taxes	199,734	—
Deferred financing costs	14,235	18,822
Fair value of derivatives	21,742	454
Other assets, net	66,908	68,106
Total assets	$6,728,523	$6,488,469
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$585,529	$536,233
Fair value of derivatives	61,189	16,197
Other current liabilities	103,077	150,384
Total current liabilities	749,795	702,814
Long-term debt	1,948,619	2,241,295
Asset retirement obligations	41,290	53,892
Fair value of derivatives	44,807	13,415
Other long-term liabilities	82,954	51,272
Total liabilities	2,867,465	3,062,688
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 130,000,000 shares authorized; 67,770,721 and 61,621,518 shares outstanding, respectively	678	616
Capital in excess of par value	4,225,183	4,022,194
Accumulated deficit	(364,803)	(597,029)
Total stockholders’ equity	3,861,058	3,425,781
Total liabilities and stockholders’ equity	$6,728,523	$6,488,469

*Financial information for the prior period has been recast to reflect retrospective application of the successful efforts method of accounting. For additional information, refer to our Form 10-Q for the period ended September 30, 2023.

Callon Petroleum Company
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022*	2023	2022*
Operating Revenues:
Oil	$438,665	$575,852	$1,269,996	$1,748,913
Natural gas	25,045	81,018	63,054	189,907
Natural gas liquids	46,489	67,548	130,488	210,696
Sales of purchased oil and gas	109,099	111,459	278,089	377,199
Total operating revenues	619,298	835,877	1,741,627	2,526,715

Operating Expenses:
Lease operating	73,525	76,121	225,415	216,389
Production and ad valorem taxes	30,592	43,290	88,019	125,841
Gathering, transportation and processing	27,255	27,575	80,570	71,617
Exploration	3,588	2,942	7,702	7,237
Cost of purchased oil and gas	111,118	111,439	285,947	378,107
Depreciation, depletion and amortization	138,598	129,895	391,911	359,494
Impairment of oil and gas properties	—	—	406,898	—
Gain on sale of oil and gas properties	(20,570)	—	(20,570)	—
General and administrative	29,339	24,253	86,905	71,485
Merger, integration and transaction	4,925	—	6,468	769
Total operating expenses	398,370	415,515	1,559,265	1,230,939
Income From Operations	220,928	420,362	182,362	1,295,776

Other (Income) Expenses:
Interest expense	43,149	46,929	136,694	141,020
(Gain) loss on derivative contracts	55,804	(134,850)	24,218	305,098
(Gain) loss on extinguishment of debt	(1,238)	—	(1,238)	42,417
Other (income) expense	3,220	2,861	(3,140)	3,130
Total other (income) expense	100,935	(85,060)	156,534	491,665

Income Before Income Taxes	119,993	505,422	25,828	804,111
Income tax benefit (expense)	(509)	(3,383)	206,398	(6,536)
Net Income	$119,484	$502,039	$232,226	$797,575

Net Income Per Common Share:
Basic	$1.76	$8.14	$3.64	$12.94
Diluted	$1.75	$8.11	$3.63	$12.88

Weighted Average Common Shares Outstanding:
Basic	67,931	61,703	63,827	61,624
Diluted	68,083	61,870	64,016	61,927

*Financial information for the prior period has been recast to reflect retrospective application of the successful efforts method of accounting. For additional information, refer to our Form 10-Q for the period ended September 30, 2023.

Callon Petroleum Company
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022*	2023	2022*
Cash flows from operating activities:
Net income	$119,484	$502,039	$232,226	$797,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	138,598	129,895	391,911	359,494
Impairment of oil and gas properties	—	—	406,898	—
Amortization of non-cash debt related items, net	2,734	2,559	7,979	9,680
Deferred income tax (benefit) expense	(1,200)	1,110	(206,041)	1,110
(Gain) loss on derivative contracts	55,804	(134,850)	24,218	305,098
Cash received (paid) for commodity derivative settlements, net	1,028	(145,596)	13,274	(433,518)
(Gain) loss on extinguishment of debt	(1,238)	—	(1,238)	42,417
Gain on sale of oil and gas properties	(20,570)	—	(20,570)	—
Non-cash expense related to share-based awards	3,955	1,741	9,524	4,427
Other, net	3,971	3,504	4,563	8,704
Changes in current assets and liabilities:
Accounts receivable	(28,352)	71,479	14,219	(52,423)
Other current assets	(6,574)	(4,732)	(13,178)	(12,229)
Accounts payable and accrued liabilities	(812)	10,631	(69,522)	(8,649)
Net cash provided by operating activities	266,828	437,780	794,263	1,021,686
Cash flows from investing activities:
Capital expenditures	(252,407)	(303,268)	(751,004)	(648,149)
Acquisition of oil and gas properties	(227,984)	(1,692)	(278,434)	(17,006)
Proceeds from sales of assets	549,333	4,723	551,446	9,313
Cash paid for settlement of contingent consideration arrangement	—	—	—	(19,171)
Other, net	(1,212)	4,788	(2,850)	13,497
Net cash provided by (used in) investing activities	67,730	(295,449)	(480,842)	(661,516)
Cash flows from financing activities:
Borrowings on credit facility	1,105,000	811,000	2,629,500	2,535,000
Payments on credit facility	(1,237,000)	(954,000)	(2,736,500)	(2,684,000)
Issuance of 7.5% Senior Notes due 2030	—	—	—	600,000
Redemption of 8.25% Senior Notes due 2025	(187,238)	—	(187,238)	—
Redemption of 6.125% Senior Notes due 2024	—	—	—	(467,287)
Redemption of 9.0% Second Lien Senior Secured Notes due 2025	—	—	—	(339,507)
Payment of deferred financing costs	(510)	(1,081)	(560)	(11,623)
Cash paid to repurchase common stock	(14,980)	—	(14,980)	—
Other, net	(24)	—	(3,582)	1,715
Net cash used in financing activities	(334,752)	(144,081)	(313,360)	(365,702)
Net change in cash and cash equivalents	(194)	(1,750)	61	(5,532)
Balance, beginning of period	3,650	6,100	3,395	9,882
Balance, end of period	$3,456	$4,350	$3,456	$4,350

*Financial information for the prior period has been recast to reflect retrospective application of the successful efforts method of accounting. For additional information, refer to our Form 10-Q for the period ended September 30, 2023.

SOURCE Callon Petroleum Company